On March 2, 1999, a special meeting of the shareholders of the Funds was held at which the shareholders of all the Funds, voting as a single class, elected seven directors of the Funds and ratified the selection of PricewaterhouseCoopers LLP as the Funds' independent accountants. In addition, the shareholders of each Fund, voting separately as a class, approved the revision or elimination of certain fundamental investment restrictions. In the case of the Founders Discovery and Passport Funds, the votes on the changes to the investment restrictions were obtained at an adjournment of the special meeting held on March 10, 1999. The following is a report on the votes cast:

ELECTION OF DIRECTORS

                                       SHARES         SHARES
      CANDIDATE                         FOR          WITHHELD
      -----------------------------------------------------------
      Jay A. Precourt               249,401,694     11,635,841
      Eugene H. Vaughan, Jr.        249,358,621     11,678,914
      Alan S. Danson                249,425,785     11,611,750
      Joan D. Manley                249,408,631     11,628,905
      Robert P. Mastrovita          249,459,147     11,577,389
      Trygve E. Myhren              249,557,240     11,480,296
      George W. Phillips            249,570,517     11,467,019


RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

      SHARES
      ----------------------------
      FOR             250,301,065
      AGAINST           2,049,792
      ABSTAIN           8,686,666

PROPOSALS TO AMEND THE FUND'S FUNDAMENTAL  INVESTMENT  RESTRICTIONS WITH RESPECT
TO:

3.A - PHYSICAL COMMODITIES/CERTAIN FINANCIAL INSTRUMENTS
                              SHARES        SHARES        SHARES      BROKER
FUND                            FOR         AGAINST      ABSTAIN     NON-VOTE
--------------------------------------------------------------------------------
Balanced                      50,734,091     2,735,141    1,796,637   4,143,284
Discovery                      3,480,823       337,095      926,436      75,227
Frontier                       2,536,404       301,634      311,355     201,277
Government Securities            702,112        87,775      104,639      43,440
Growth                        50,363,848     4,002,766    4,133,208   8,988,731
Growth and Income             33,295,578     3,283,821    3,147,896   1,962,540
International Equity             562,792        43,829       42,688     105,163
Mid-Cap Growth                13,974,679     1,854,359    1,459,548     872,103
Money Market                  45,673,923     4,897,803    2,935,426     126,824
Passport                       3,078,891       276,018      295,109     505,267
Worldwide Growth               4,667,506       467,489      419,974     815,749


3.B - BORROWING MONEY
                              SHARES        SHARES        SHARES      BROKER
FUND                            FOR         AGAINST      ABSTAIN     NON-VOTE
--------------------------------------------------------------------------------
Balanced                      50,460,214     3,049,477    1,756,178   4,143,284
Discovery                      3,391,984       415,366      937,004      75,227
Frontier                       2,485,419       353,946      310,029     201,276
Government Securities            692,847       108,041       93,638      43,440
Growth                        49,305,754     5,212,371    3,981,696   8,988,731
Growth and Income             32,477,605     4,166,616    3,083,074   1,962,540
International Equity             556,095        52,865       40,349     105,163
Mid-Cap Growth                13,828,265     2,086,341    1,373,980     872,103
Money Market                  45,065,021     5,873,102    2,569,028     126,825
Passport                       3,005,665       351,301      293,051     505,268
Worldwide Growth               4,543,652       587,528      423,788     815,750

3.C - MAKING LOANS
                              SHARES        SHARES        SHARES      BROKER
FUND                            FOR         AGAINST      ABSTAIN     NON-VOTE
--------------------------------------------------------------------------------
Balanced                      50,645,901     2,868,549    1,751,418   4,143,284
Discovery                      3,410,518       400,570      933,266      75,227
Frontier                       2,509,098       334,474      305,822     201,276
Government Securities            702,002       100,149       92,375      43,440
Growth                        49,668,427     4,754,726    4,076,668   8,988,731
Growth and Income             32,832,175     3,757,759    3,137,361   1,962,540
International Equity             553,798        52,021       43,490     105,163
Mid-Cap Growth                13,933,408     1,962,333    1,392,845     872,103
Money Market                  45,528,136     5,555,984    2,423,032     126,824
Passport                       3,023,544       330,946      295,528     505,267
Worldwide Growth               4,589,872       547,052      418,044     815,750


3.D - UNDERWRITING SECURITIES
                              SHARES        SHARES        SHARES      BROKER
FUND                            FOR         AGAINST      ABSTAIN     NON-VOTE
--------------------------------------------------------------------------------
Balanced                      50,909,920     2,596,423    1,759,526   4,143,284
Discovery                      3,495,376       319,612      929,366      75,227
Frontier                       2,534,172       306,699      308,523     201,276
Government Securities            715,028        84,243       95,255      43,440
Growth                        50,577,600     3,697,425    4,224,797   8,988,730
Growth and Income             33,794,785     2,828,319    3,104,190   1,962,541
International Equity             562,672        43,667       42,970     105,163
Mid-Cap Growth                14,243,731     1,642,994    1,401,861     872,103
Money Market                  46,307,989     4,445,203    2,753,960     126,824
Passport                       3,080,632       280,107      289,279     505,267
Worldwide Growth               4,718,822       434,063      402,083     815,750

3.E - SENIOR SECURITIES
                              SHARES        SHARES        SHARES      BROKER
FUND                            FOR         AGAINST      ABSTAIN     NON-VOTE
--------------------------------------------------------------------------------
Balanced                      50,854,712     2,612,629    1,798,527   4,143,284
Discovery                      3,474,209       334,330      935,816      75,226
Frontier                       2,534,809       308,975      305,610     201,276
Government Securities            706,418        65,496      122,611      43,441
Growth                        50,458,517     3,828,292    4,213,013   8,988,730
Growth and Income             33,952,323     2,763,186    3,011,786   1,962,540
International Equity             568,409        40,037       40,482     105,164
Mid-Cap Growth                14,182,213     1,641,528    1,464,846     872,102
Money Market                  45,108,431     5,671,263    2,727,458     126,824
Passport                       3,109,561       253,158      287,299     505,267
Worldwide Growth               4,704,221       441,058      409,690     815,749


PROPOSALS TO ELIMINATE THE FUND'S FUNDAMENTAL INVESTMENT RESTRICTIONS WITH RESPECT TO:

3.F - PURCHASING SECURITIES ON MARGIN
                              SHARES        SHARES        SHARES      BROKER
FUND                            FOR         AGAINST      ABSTAIN     NON-VOTE
--------------------------------------------------------------------------------
Balanced                      50,350,694     3,116,123    1,799,051   4,143,284
Discovery                      3,367,342       459,642      917,371      75,226
Frontier                       2,463,983       379,780      305,631     201,276
Government Securities            652,278       146,887       95,360      43,441
Growth                        48,813,992     5,602,179    4,083,650   8,988,731
Growth and Income             31,960,313     4,578,431    3,188,551   1,962,540
International Equity             551,650        57,277       40,382     105,163
Mid-Cap Growth                13,654,520     2,251,401    1,382,666     872,102
Money Market                  43,773,114     7,152,197    2,581,842     126,823
Passport                       2,981,611       390,438      277,969     505,267
Worldwide Growth               4,510,064       651,199      393,705     815,750

3.G - SELLING SHORT
                              SHARES        SHARES        SHARES      BROKER
FUND                            FOR         AGAINST      ABSTAIN     NON-VOTE
--------------------------------------------------------------------------------
Balanced                      50,235,891     3,249,908    1,780,069   4,143,285
Discovery                      3,366,655       448,001      929,698      75,227
Frontier                       2,472,226       370,341      306,827     201,276
Government Securities            653,938       148,057       92,530      43,441
Growth                        48,714,867     5,515,609    4,269,346   8,988,730
Growth and Income             32,120,562     4,406,371    3,200,361   1,962,541
International Equity             555,551        55,687       38,070     105,164
Mid-Cap Growth                13,794,885     2,146,780    1,346,921     872,103
Money Market                  44,054,034     6,892,828    2,560,290     126,824
Passport                       2,997,584       375,406      277,027     505,268
Worldwide Growth               4,547,354       603,857      403,757     815,750


3.H - INVESTMENTS GREATER THAN 5% OF FUND ASSETS
                              SHARES        SHARES        SHARES      BROKER
FUND                            FOR         AGAINST      ABSTAIN     NON-VOTE
--------------------------------------------------------------------------------
Balanced                      50,405,757     3,100,244    1,759,868   4,143,284
Government Securities            660,888       134,155       99,482      43,441
Growth                        49,427,926     4,886,025    4,185,870   8,988,731
Mid-Cap Growth                13,937,993     1,999,815    1,350,779     872,102
Money Market                  44,745,713     6,084,191    2,677,248     126,824


3.I - HOLDING MORE THAN 10% OF A SINGLE ISSUER
                              SHARES        SHARES        SHARES      BROKER
FUND                            FOR         AGAINST      ABSTAIN     NON-VOTE
--------------------------------------------------------------------------------
Balanced                      50,218,294     3,292,756    1,754,819   4,143,284
Growth                        49,164,915     5,149,567    4,185,340   8,988,731
Mid-Cap Growth                13,814,287     2,156,082    1,318,217     872,103
Money Market                  44,332,059     6,676,904    2,498,189     126,824


3.J - LENGTH OF ISSUER'S OPERATING RECORD
                              SHARES        SHARES        SHARES      BROKER
FUND                            FOR         AGAINST      ABSTAIN     NON-VOTE
--------------------------------------------------------------------------------
Balanced                      50,628,405     2,751,110    1,886,354   4,143,284
Growth                        49,869,258     4,039,229    4,591,334   8,988,731
Mid-Cap Growth                14,061,003     1,745,576    1,482,008     872,102
Money Market                  45,625,871     4,967,778    2,913,503     126,824

3.K - INVESTMENTS IN OTHER INVESTMENT COMPANIES
                              SHARES        SHARES        SHARES      BROKER
FUND                            FOR         AGAINST      ABSTAIN     NON-VOTE
--------------------------------------------------------------------------------
Balanced                      50,887,542     2,605,949    1,772,378   4,143,284
Growth                        50,080,801     4,254,626    4,164,394   8,988,732
Mid-Cap Growth                14,178,277     1,763,563    1,346,747     872,102
Money Market                  46,043,043     4,682,642    2,781,467     126,824


3.L - INVESTMENTS IN SECURITIES OWNED BY OFFICERS AND DIRECTORS
                              SHARES        SHARES        SHARES      BROKER
FUND                            FOR         AGAINST      ABSTAIN     NON-VOTE
--------------------------------------------------------------------------------
Balanced                      50,129,078     3,357,093    1,779,697   4,143,285
Growth                        48,165,580     6,053,754    4,280,487   8,988,731
Mid-Cap Growth                13,770,045     2,212,283    1,306,258     872,103
Money Market                  44,274,577     6,405,825    2,826,750     126,824


3.M - JOINT TRADING ACCOUNTS
                              SHARES        SHARES        SHARES      BROKER
FUND                            FOR         AGAINST      ABSTAIN     NON-VOTE
--------------------------------------------------------------------------------
Balanced                      50,673,519     2,730,363    1,861,985   4,143,285
Growth                        50,056,109     4,050,214    4,393,498   8,988,731
Mid-Cap Growth                14,104,773     1,801,560    1,382,254     872,102


3.N - INVESTING FOR CONTROL OR MANAGEMENT
                              SHARES        SHARES        SHARES      BROKER
FUND                            FOR         AGAINST      ABSTAIN     NON-VOTE
--------------------------------------------------------------------------------
Balanced                      50,647,990     2,785,707    1,832,171   4,143,284
Growth                        49,429,367     4,730,636    4,339,818   8,988,731
Mid-Cap Growth                14,018,150     1,910,111    1,360,325     872,103


3.O - RESTRICTED SECURITIES
                              SHARES        SHARES        SHARES      BROKER
FUND                            FOR         AGAINST      ABSTAIN     NON-VOTE
--------------------------------------------------------------------------------
Frontier                       2,484,313       349,415      315,668     201,274
Growth and Income             32,383,273     3,965,546    3,378,475   1,962,541
Money Market                  44,236,679     6,340,377    2,930,096     126,824

3.P - PLEDGING ASSETS
                              SHARES        SHARES        SHARES      BROKER
FUND                            FOR         AGAINST      ABSTAIN     NON-VOTE
--------------------------------------------------------------------------------
Growth                        48,992,773     5,146,470    4,360,578   8,988,731


3.Q - REDEMPTION OF SHARES IN KIND
                              SHARES        SHARES        SHARES      BROKER
FUND                            FOR         AGAINST      ABSTAIN     NON-VOTE
--------------------------------------------------------------------------------
Growth                        50,255,485     3,785,423    4,458,914   8,988,731


3.R - OIL, GAS AND MINERAL INTERESTS
                              SHARES        SHARES        SHARES      BROKER
FUND                            FOR         AGAINST      ABSTAIN     NON-VOTE
--------------------------------------------------------------------------------
Money Market                  45,310,098     5,435,261    2,761,794     126,823


3.S - EQUITY SECURITIES
                              SHARES        SHARES        SHARES      BROKER
FUND                            FOR         AGAINST      ABSTAIN     NON-VOTE
--------------------------------------------------------------------------------
Money Market                  46,480,669     4,315,898    2,710,585     126,824